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                                                                     EXHIBIT 4.6

Loan No.: 26-5950685                                       Tradewinds Apartments
                                                                Newport News, VA

                        CONSENT AND AGREEMENT OF MANAGER
                        --------------------------------

     The Undersigned acknowledges an assignment of documents contained in that certain Deed of Trust and Security Agreement (the "Deed of Trust") to be
                                                   -------------
executed and delivered by CRIT-VA III, INC., a Virginia corporation ("Borrower")
                                                                      --------
to FIRST UNION NATIONAL BANK, a national banking association ("Lender"), in
                                                               ------
connection with that certain loan (the "Loan") of Eleven Million One Hundred
                                        ----
Thousand and No/100 Dollars ($11,100,000.00) being made by Lender to Borrower to finance certain real property and improvements located in the City of Newport News, Commonwealth of Virginia, and more particularly described in the Deed of Trust (the "Premises").
            --------

     The Undersigned has agreed to perform or supply certain services in connection with the management of the Premises pursuant to that certain Management Agreement dated as of June 20, 2001 (the "Contract") attached hereto.
                                                     --------
The Undersigned does hereby (a) warrant and represent that the Contract contains all agreements between the Undersigned and Borrower relating to property management of the Premises; (b) acknowledge and consent to the assignment of the Contract as set forth in the Deed of Trust by Borrower for the benefit of Borrower and to any further assignment thereof by Lender; (c) warrant and represent that as of the date hereof, to Manager's knowledge no default exists under the terms of any agreement between Borrower and Manager; and (d) acknowledge that Borrower as of the date hereof, to the Undersigned's knowledge Borrower has satisfied all conditions precedent to commencement of performance by the Undersigned under the Contract.

     The Undersigned does hereby agree that: (i) in the event of either (a) any material default by Borrower under the terms of the Loan Documents and the taking of control of the Premises by Lender or (b) the foreclosure of the Deed of Trust or transfer of title to the Premises by conveyance in lieu thereof, then, the Contract shall be terminable at the option of Lender upon thirty days' notice; and (ii) the rights of the Undersigned under the Contract to receive any compensation reimbursement of costs and expenses or other payments in consideration for its management services for the premises shall be and remain subordinate in all respects to the Lender's rights under Loan Documents.

     The Undersigned represents that it is looking solely to Borrower, and not to Lender, for payment under the Contract, except as provided in Clause (i) above or except for payments incurred after Lender elects not to terminate the Contract when entitled to do so. Lender acknowledges that upon an Event of Default under the Contract, the Undersigned shall be entitled to receive from Borrower all fees commissions or other amounts payable to the Undersigned under the Contract.

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     At such time as the Loan is paid in full and the Deed of Trust is released of record, this Consent and Agreement of Manager and all of Lender's right, title and interest with respect to the Contract shall terminate.

     Lender may sell, transfer and deliver the Loan Documents to one or more investors in the secondary mortgage market. In connection with such sale, Lender may retain or assign responsibility for servicing the debt secured by the Deed of Trust or may delegate some or all of such responsibility or obligations to a servicer, including, but not limited to, any subservicer or master servicer, on behalf of the investors.

     This Consent and Agreement of Manager is given by the Undersigned for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Undersigned, and is intended to induce Lender to make the Loan to Borrower.

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     WITNESS the hand and seal of the Undersigned, as of June 20, 2001.

                                         CORNERSTONE REALTY INCOME TRUST, INC.,
                                         a Virginia corporation

                                         By: /s/ Stanley J. Olander, Jr.
                                             -----------------------------------
                                             Name:  Stanley J. Olander, Jr.
                                             Title: Executive Vice President